376186-1
                                                             Exhibit (o)


                                                        THE LAKE FOREST FUNDS


                                                          POWER OF ATTORNEY

           KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned constitutes and appoints Irving V. Boberski, Sheldon R. Stein and Arthur Don, and each of them, his attorneys-in fact, each with the power of substitution, for him in any and all capacities, to sign any post-effective amendments to the Company's registration statement on Form N-1A under the Securities Act of 1933 (Registration No. 33-87494) and/or the Investment Company Act of 1940 (Registration No. 811-8906) on Form N-1A, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all appropriate state or federal regulatory authorities. The undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 16th day of September, 1999.




/S/ KENNETH J. MALEK
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Kenneth J. Malek, Trustee


           IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of June, 2002.




/S/ DAVID A. BOBERSKI
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David A. Boberski, Trustee